  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 1997
                                                Registration No. 333-
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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              -----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                              -----------------

                       MERIDIAN INDUSTRIAL TRUST, INC.
           (Exact name of registrant as specified in its charter)

                Maryland                               94-3224765
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                 Identification No.)


                         455 MARKET STREET, 17TH FLOOR
                       SAN FRANCISCO, CALIFORNIA  94014
                               (415) 281-3900
          (Address of principal executive offices, including zip code)

                              -----------------

                        AMENDED AND RESTATED EMPLOYEE
                      AND DIRECTOR INCENTIVE STOCK PLAN

                         (Full title of the plans)

                             ALLEN J. ANDERSON
                   CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                      MERIDIAN INDUSTRIAL TRUST, INC.
                       455 MARKET STREET, 17TH FLOOR
                      SAN FRANCISCO, CALIFORNIA  94014
                              (415) 281-3900
          (Name, address and telephone number of agent for service)

                                 copy to:

                             MICHAEL D. WORTLEY
                            HAROLD J. HERMAN II
                           VINSON & ELKINS L.L.P.
                         3700 TRAMMELL CROW CENTER
                              2001 ROSS AVENUE
                         DALLAS, TEXAS 75201-2975
                              (214) 220-7700

                      CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
   TITLE OF                                         PROPOSED MAXIMUM   PROPOSED MAXIMUM
SECURITIES TO BE                   AMOUNT TO BE      OFFERING PRICE        AGGREGATE       AMOUNT OF
  REGISTERED                        REGISTERED         PER SHARE*      OFFERING PRICE*   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Common Shares, $.001 par value    1,000,000 shares      $22.1875           $22,187,500        $6,724
---------------------------------------------------------------------------------------------------------

   * Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on April 2, 1997.

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

                        PART II
     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents have been filed with the Securities and Exchange Commission (the "Commission") by Meridian Industrial
Trust, Inc., a Maryland corporation (the "Company"), and are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) The description of the Common Stock contained in the Company's Form 8-A, filed on January 4, 1996, for registration of the Common Stock pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), subsequent to the effective date hereof and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

     ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Maryland General Corporation Law (the "MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's Charter (the "Charter") contains such a provision which eliminates such liabilities to the maximum extent permitted by Maryland law.

           The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Company's bylaws and (ii) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

          The Charter obligates the Company to the maximum extent permitted by Maryland law to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer or
(ii) any individual who, while a director of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability which such person may become subject or which such person may incur by reason of his or her status as a current or former director or officer of the Company. The Charter also permits the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

          The Company has entered into indemnification agreements with each of its officers and directors. The indemnification agreements require, among other matters, that the Company indemnify its executive officers and directors to the fullest extent permitted by law and advance to the officers all related expenses, subject to reimbursement, if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under the Company's directors' and officers' liability insurance. Although the indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors of the Company or its stockholders to eliminate the rights it provides.

          It is the position of the SEC that indemnification of directors and officers for liability under the Securities Act is against public policy and unenforceable pursuant to Section 14 of the Securities Act.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

     ITEM 8.   EXHIBITS.

           Unless otherwise indicated below as being incorporated
by   reference  to  another  filing  of  the  Company  with   the
Commission, each of the following exhibits is filed herewith:


       4.1+     -   Amended and Restated Employee and Director Incentive
                    Stock Plan

       4.2**    -   Specimen Share Certificate

       5*       -   Opinion of Ballard Spahr Andrews & Ingersoll

      23.1*     -   Consent of Arthur Andersen LLP

      23.2*     -   Consent of Ballard Spahr Andrews & Ingersoll
                    (included in its opinion filed as Exhibit 5 hereto)

      24.1*     -   Power of Attorney (see signature pages hereto)

--------------------
  *  Filed Herewith
  ** Filed with the Company's Registration Statement No. 333-02322 and incorporated herein by reference
  + Filed with the Company's Form 10-K for the year ended December 31, 1996, file no. 1-14166

  ITEM 9. UNDERTAKINGS.

     The Company hereby undertakes:

                (1)   To  file, during any period in which  offers  or
     sales  are  being  made,  a  post-effective  amendment  to   this
     Registration Statement:

                    (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the
     "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 (Section 239.13 of this chapter) or Form S-8 (Section 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing on an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
     Act)that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be
signed  on   its   behalf   by  the undersigned,  thereunto  duly
authorized, in the City of San Francisco, State of California, on the 31st day of March, 1997.


                                MERIDIAN INDUSTRIAL TRUST, INC.


                                By:  /s/ Allen J. Anderson
                                    -------------------------------
                                     Allen J. Anderson, Chairman
                                     and Chief Executive Officer

     We,  the   undersigned  officers  and  directors  of  Meridian
Industrial Trust, Inc. hereby severally constitute Milton K. Reeder and Allen J. Anderson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to
enable   Meridian   Industrial  Trust,  Inc.  to  comply   with  the
provisions  of the Securities  Act  of 1933, and all requirements of
the  Securities  and  Exchange  Commission, hereby   ratifying   and
confirming our signatures as they may be signed by our mid attorneys,
or any  of  them,  to  said  Registration   Statement   and  any  all
amendments thereto.

     Pursuant  to the   requirements of  the  Securities Act of 1933,
this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                    CAPACITY                  DATE
      ---------                    --------                  ----

/s/ Allen J. Anderson
--------------------------    Chairman and Chief         March 31, 1997
    Allen J. Anderson         Executive Officer
                              (Principal Executive
                              Officer)

/s/ Milton K. Reeder
--------------------------    President (Principal       March 31, 1997
    Milton K. Reeder          Financial Officer

/s/ Jaime Suarez
--------------------------    Treasurer and Controller   March 31, 1997
    Jaime Suarez              (Controller and
                              Principal Accounting
                              Officer)

/s/ C.E. "Doc" Cornutt
--------------------------    Director                   March 31, 1997
    C.E. "Doc" Cornutt

/s/ T. Patrick Duncan
--------------------------    Director                   March 31, 1997
    T. Patrick Duncan

      SIGNATURE                    CAPACITY                  DATE
      ---------                    --------                  ----

/s/ Peter O. Hanson
--------------------------    Director                   March 31, 1997
    Peter O. Hanson


/s/ John S. Moody
--------------------------    Director                   March 31, 1997
    John S. Moody


/s/ James M. Pollak
--------------------------    Director                   March 31, 1997
    James M. Pollak

/s/ Kenneth N. Stensby
--------------------------    Director                   March 31, 1997
    Kenneth N. Stensby


/s/ Lee W. Wilson
--------------------------    Director                    March 31, 1997
    Lee W. Wilson

                         EXHIBIT INDEX



    4.1+     -    Amended and Restated Employee and Director
                  Incentive Stock Plan

    4.2**    -    Specimen Share Certificate (incorporated by
                  reference to the Company's Registration Statement on Form S-1, File No. 2-85321)

    5*       -    Opinion of Ballard Spahr Andrews & Ingersoll

   23.1*     -    Consent of Arthur Andersen LLP

   23.2*     -    Consent of Ballard Spahr Andrews & Ingersoll
                  (included in its opinion filed as Exhibit 5 hereto)

   24.1*     -    Power of Attorney (see signature pages hereto)

----------------------
  *   Filed Herewith
  ** Filed with the Company's Registration Statement No. 333-02322 and incorporated herein by reference
  + Filed with the Company's Form 10-K for the year ended December 31, 1996, file no. 1-14166